Exhibit 10.1

RETAIL PETROLEUM/CONVENIENCE STORE ENERGY EFFICIENCY JOINT DEVELOPMENT AGREEMENT

THIS AGREEMENT (the “Agreement”) by, between and among G&N Holdings, LLC dba Ecore Technology, a Nevada corporation (“EC”) with principal offices at 25550 Hawthorne Blvd, Torrance, CA 90505, General Supply & Services, Inc. d/b/a Gexpro, a Delaware corporation (“GEXPRO”) with principal offices at 1000 Bridgeport Avenue, 5th Floor, Shelton, CT 06494, Castrovilla, Inc. a California corporation (“CI") with principal offices located at 253 Polaris Avenue, Mountain View, California 94093 (d/b/a Blue Earth Energy Management Services also known as ‘BEEMS”), Blue Earth Inc., a Nevada corporation, (“BE”), with principal offices at 2298 Horizon Ridge Pkwy, Suite 205, Henderson, NV 89052 , collectively the “Parties” and individually a “Party”

WHEREAS, The Parties individually have an interest in energy efficiency (“EE”) programs for retail petroleum/convenience stores, and

WHEREAS, CI, BE, EC and GEXPRO have developed an “ideal” gas station & convenience store energy program to be marketed under the eecoStation™ to our customers, and

WHEREAS, The Parties desire to work together to market and implement an abbreviated EE program, the “EE Program”, as shown on Schedule A, to retail petroleum/convenience store operators with whom EC has a strong relationship, known as the “Clients” herein: and

WHEREAS, The Parties desire to work together to market and implement the EE Program to Clients that are located in select North American markets (the “Territory”) as specified in this Agreement, with plans to jointly market the EE Program to other gas station owners located outside the initial identified markets; and

WHEREAS, EC has excellent relationships with the clients in the Territory and desires to market the EE Program and EC is prepared to develop a sales force that is reasonably sufficient to market the EE Program in the Territory in accordance with the terms and conditions of this Agreement; and

WHEREAS, GEXPRO is a leading supplier of EE products, with the capabilities to evaluate, select and use its volume purchasing power to provide the products being used in the EE Program and desires to do so in accordance with the terms of this Agreement; and

WHEREAS, CI is engaged in the business of providing EE services and products to small businesses and commercial customers through high energy efficiency programs and desires to participate as the service provider for the EE Program in accordance with this Agreement; and

WHEREAS, CI is a wholly owned subsidiary of BE and BE desires to facilitate the success of this Agreement, BE will develop a project finance program to fund the EE Program to the Clients in the Territory and for subsequent expansions into extended territories when appropriate and mutually agreed to by the Parties; and

WHEREAS, the Parties desire to provide their best efforts to perform their duties and obligations to insure the success of the EE Program in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, it is agreed as follows:

1.      EC shall be designated as the authorized, independent representative to sell and promote the EE Program, to the Clients in the Territory. The EE Program is identified in Schedule A hereto, subject to amendment by the Parties.

2.      EC shall devote such time, energy and skill on a regular and consistent basis as is reasonably necessary to sell and promote the EE Program in the Territory consistent with the sales goals and timelines as stated herein during the Term (defined below) of this Agreement. For each contract for the performance of CI’s services as arranged by EC under this Agreement (the “Customer Contracts”), subject to the earlier termination thereof, EC shall be entitled to a commission as specified in Schedule C.

3.      GEXPRO shall be designated as the authorized provider of products for the EE Program to the Clients in the Territory. The products, to the extent reasonably possible, shall be approved for utility rebates in the Territory.  Sales of products pursuant to this Agreement shall be governed by GEXPRO’s standard terms and conditions of sale in effect at the time of the sale.

4.      GEXPRO shall endeavor to order and ship products on a timely basis so as to insure the products are available for installation on timelines consistent with goals and timelines as stated herein. The Parties acknowledge that GEXPRO orders products on the basis of signed orders; therefore, the Parties shall endeavor to maintain enough orders in the pipeline to enable regular, consistent installation by the installation party.

5.      CI shall be designated as the authorized provider of the services required to install, service and maintain the EE Program for Customer Contracts in the Territory. CI shall be responsible for developing the form of the contracts, ordering of products from GEXPRO, billing and collecting payments from Clients for services provided under the EE Program, paying GEXPRO for the products and paying EC the commissions as specified in Schedule C. CI shall consult with EC and GEXPRO as appropriate on the preparation of contracts, and other details in the EE Program as may be appropriate. The other Parties may make supplemental purchases of products required to implement the EE Program consistent with the goals and timelines as specified herein, as may be required and mutually agreed to by the Parties.

6.       CI shall endeavor to provide all services to implement the EE program in a professional timely manner so as to create a favorable impression of the EE Program and the Parties.

7.      BE shall be the authorized provider of project financing for the EE Program. BE shall select financing partners and the form of the financing as it deems appropriate in its sole discretion. BE shall use its best efforts to insure that sufficient funds to finance all Customer Contracts consistent with the goals and timelines of this Agreement as specified herein.

8.          BE and the other Parties to this Agreement will cooperate in providing information that may be required to achieve funding sufficient to finance the EE Program Customer Contracts.

9.      The Parties agree and acknowledge that each party has the right to provide the services and products for this EE Program, for these Clients in the Territory. However, the Parties also agree that if any Party is failing to perform its duties pursuant to this Agreement on a timely basis to meet or exceed the goals and timelines shown in Section 10 herein, The Parties shall mutually determine who and how to give such Party assistance so that the EE Program implementation can proceed on schedule.

10.      The Parties agree and acknowledge that time is an important part of this Agreement and that the success of this Agreement depends upon the Parties achieving their duties on a coordinated time line. Therefore the table in Schedule E defines the initial goals and timelines, which may be adjusted from time to time by mutual agreement of the Parties. It is the goal of the Parties to accelerate the timelines and all Parties will use their best efforts to accelerate implementation.

11.      The Parties acknowledge that each Party has a core business and that nothing in this Agreement shall prohibit each Party from selling products and services to third Parties, as is currently their business practice. This Agreement specifically governs the working relationship of the Parties for the Clients in the Territory and shall not hinder any of the Parties other business activities. Schedule D provides a general summary of the normal business activities of each Party. The CI/BE portion of Schedule D includes some general comments about BE’s eecoStation™ project for BE customers. The discussions and commitments to expand the EE Program offerings are hereby included in this Agreement.

12.      Term; Termination.

(a)           Term.  This Agreement commences as of the date hereof and continues until the fifth (5) anniversary of the date hereof (the “Term”), unless earlier terminated in accordance with Section 3(b) below.  This Agreement may be extended or renewed by mutual written agreement of the Parties.

(b)           Early Termination.  Any Party may withdraw from this Agreement at any time during the Term, with or without cause, upon 180 days’ prior written notice to the other Parties. The remaining Parties will determine a replacement party, at their sole mutual discretion.

(c)           Return of Materials.  All Parties agree that upon termination or expiration of this Agreement, or earlier upon written request of a Party, shall return to the other Parties their respective Confidential Information (as defined below) or any other materials or items created in connection with, or relating to the EE Program.  Parties returning confidential information shall not retain any copy of such materials or items except for one (1) copy to be retained by Legal.  In addition, any other items of personal property provided shall be immediately returned to the appropriate Parties upon expiration or termination of this Agreement, or as requested by a Party.

13.      The Parties Representations and Warranties.

(a)           Best Efforts.  Each Party represents and warrants to the other Parties that they shall use its best efforts in performing their respective duties and that their duties shall be carried out in a professional manner.

(b)           No Conflicting Agreements.  The Parties represent and warrant each other Party that they are not now a party to any other agreement, or be under any obligation to or restriction by any third party, which prevents them from entering into this Agreement or which adversely affects this Agreement for these Client in this Territory.

(c)           Compliance.                      The Parties agree that in connection with the sale of the their Services or products, they will comply fully with all applicable laws, rules and regulations.

14.      Each Party agrees that all confidential information of another Party shall remain the property of the originating Party. The Parties agree that at all times during the term of this Agreement and thereafter, Each Party agrees that it will not use, reproduce, commercialize, disclose or otherwise transfer or transmit any Confidential Information (as defined below) of the Company, except in connection with the performance of their duties and responsibilities pursuant to this Agreement. "Confidential Information" means any and all trade secrets, technical information, computer programs, databases, codes, formulas, methods, ideas, specifications, passwords, business plans, marketing, sales and pricing strategies, customer lists, customer information, database information, business relationships, telephone numbers or addresses, supplier lists, patented or proprietary information, forms, information regarding products, equipment, procedures, raw materials, operations, systems, methods, financing, services, know-how, computer and any other processed or collated data, computer programs, pricing, marketing, media and advertising data or other confidential information of Each Party, and any information or other material provided by a Parties customers to the other Parties for use in providing Services on behalf of their customers.

Notwithstanding the provisions the above, the receiving party shall not be subject to any restriction hereunder with respect to any Confidential Information if such Confidential Information is or was: (a) in the public domain at the time of disclosure or thereafter becomes generally known to the public through no fault of the receiving party; (b) independently developed by the receiving party without use of the Confidential Information disclosed by the disclosing party; (c) furnished to others by the disclosing party without restriction on disclosure; or (d)  or becomes known to the receiving party through other sources free of any confidentiality restriction.  Any and all restrictions or obligations of confidentiality with respect to Confidential Information provided hereunder will expire three (3) years after the date of disclosure.   If either party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar legal process) to disclose any Confidential Information of the other party or to make any other disclosure prohibited by this Agreement, such party agrees to provide the disclosing party with prompt notice of each such request, to the extent practicable, so that the disclosing party may seek an appropriate protective order or waive compliance with the provisions of this Agreement or both.  If, absent the entry of a protective order or the receipt of a waiver under this Agreement, a party is, in the opinion of its counsel, legally compelled to disclose Confidential Information of the other party, such party may disclose such Confidential Information to the persons and to the extent required without liability under this Agreement.

15.      Intentionally left blank.

16.      This Agreement shall not create a partnership, joint venture, agency, employer/employee or similar relationship among the Parties. EC shall be an independent contractor providing services to CI. CI shall not be required to withhold any amounts for state or federal income tax or for FICA taxes from sums becoming due to EC under this Agreement. EC employees and associates shall not be considered an employee of CI and shall not be entitled to participate in any plan, arrangement or distribution by CI pertaining to or in connection with any pension, stock, bonus, profit sharing or other benefit extended to CI's employees. EC shall be free to utilize their time, energy and skill in such manner, as EC deems advisable to the extent that he is not otherwise obligated under this Agreement. GEXPRO shall be a supply vendor to CI as specified in this Agreement.

17.      Each Party shall bear any and all costs or expenses incurred that Party to perform his obligation under this Agreement, including, but not limited to, vehicle insurance, travel expenses and telephone expenses.

18.      The rights and duties of each Party under this Agreement are personal and may not be assigned or delegated without prior written consent of the other Parties.

19.      No Party is authorized to extend any warranty or guarantee or to make representations or claims with respect to another Party’s services or products without express written authorization from the appropriate Party.

20.      Each Party hereby indemnifies the other Parties and their officers, directors, shareholders, employees, affiliates, subsidiaries, agents and assigns, and holds the other Parties, and their officers, directors, shareholders, employees, affiliates, subsidiaries, agents and assigns, harmless from, any losses, liabilities, obligations, damages, costs or expenses (including without limitation, reasonable attorneys’ fees) resulting from or relating to any negligent acts or omissions by a Party in performing their respective Services under this Agreement, or any breach of any representation hereunder of each Party or any owner, officer, director or employee of each Party.  This Section 19 shall survive termination or expiration of this Agreement.

21.      Choice of Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and to be wholly performed within such state.  Each Party hereby submits to the exclusive jurisdiction of the federal and state courts located in the State of California, County of Los Angeles, CA.  Each Party acknowledges that such courts constitute a convenient forum.  Service of process in any action brought in such courts shall be sufficient if given by notice made in accordance with Section 12 below.  This Section 20 shall survive termination or expiration of this Agreement.

22.      Notice.  Except as otherwise provided herein, all notices that either party is required or may desire to give the other party hereunder shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by registered or certified mail, postage prepaid, return receipt requested or (iii) delivered by prepaid overnight courier (e.g. Federal Express, U.S. Post Office Express Mail, United Parcel Service), or (iv) sent via email and confirmed by U.S. Mail.  All such notices shall be addressed to each party as follows:

To: eCORE Technology:

G&N Holdings, LLC dba eCORE Technology
25550 Hawthorne Blvd, Suite 207
Torrance, CA  90505
Attn: John Neuroth
Email:  jneuroth@gnholdingsllc.com

To CI:

Castrovilla, Inc.
253 Polaris Avenue
Mountain View, California 94043
Attn:  John Pink
Email: jpink@blueearthems.com

To BE:
Blue Earth Inc
2298 Horizon Ridge Parkway, Suite 205
Attn: Johnny R. Thomas
jthomas@blueearthinc.com

with a copy to:

Elliot H. Lutzker
Davidoff Malito & Hutcher LLP
605 Third Avenue
New York, New York 10158
Email: ehl@dmlegal.com

To GEXPRO:

General Supply & Services, Inc.
1000 Bridgeport Avenue
5th Floor
Shelton, CT 06484
Attention: Legal

All notices shall be deemed given when received in the case of delivery in person or by prepaid overnight courier, or within three (3) days of posting in the United States mail in case of notice by registered or certified mail, postage prepaid, return receipt requested.

23.      Assignment.  No Party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Parties; provided, however, that CE/BE may assign this Agreement without the other Parties prior consent to a successor entity by way of merger, sale, reorganization or otherwise, or to any other person or entity in which CI/BE or any of their shareholders has an ownership interest or other affiliation.

24.      Entire Agreement.  This Agreement constitutes the entire agreement with respect to the subject matter hereof, supersedes any prior or contemporaneous agreement among or between the Parties, whether written or oral, with respect to the subject matter hereof and may be modified or amended only by a writing signed by the Parties hereto.

25.      Injunctive Relief and Other Remedies.  In the event of a breach or threatened breach of any of the provisions of this Agreement by any Party, the other Parties shall be entitled to injunctive relief against the offending Party.  Nothing herein shall be construed as prohibiting any Party from pursuing any other remedies available to it, legal or equitable, for such breach or threatened breach, including the recovery of damages from any Party.  This Section 23 shall survive termination of this Agreement.

26.      Severability.  Any provision of this Agreement which is held to be prohibited, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, invalidity or unenforceability without invalidating the remaining provisions thereof; that any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; and that any prohibited, invalid or unenforceable provision shall be deemed, without further action, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

27.      Waiver.  A waiver by a Party of any term or condition of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.  All rights, remedies, undertakings, or obligations contained in this Agreement shall be cumulative and none of them shall be in limitation of any other right, remedy, undertaking or obligation.

28.      Section Headings.  Section headings contained herein are solely for convenience and are not in any sense to be given weight in the construction of this Agreement.

29.      PRESS RELEASES AND OTHER PUBLIC COMMUNICATIONS.  In addition to the other confidentiality obligations under this Agreement, neither party shall make any announcement, take or release any photographs (except for its internal operation purposes for performing the Transaction), or release any information concerning this Agreement or any part thereof or with respect to any negotiation or discussions that may occur between parties or any aspect of their business relationship to any member of the public, press, business entity, or any official body except as required by applicable law, rule, injunction or administrative order, unless prior written consent is obtained from the other parties.

30.      Limitations.  IN FURNISHING ANY INFORMATION OR DATA UNDER THIS AGREEMENT, THE DISCLOSING PARTY MAKES NO WARRANTY, GUARANTEE, OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO ITS ADEQUACY, ACCURACY, SUFFICIENCY OR FREEDOM FROM DEFECT OF ANY KIND, INCLUDING FREEDOM FROM ANY INTELLECTUAL PROPERTY INFRINGEMENT THAT MAY RESULT FROM USE THEREOF.  Neither party shall be liable in damages, of whatever kind, as a result of the other party’s receipt or permissible use under the Agreement, of, or reliance on, any information or data furnished under this Agreement, nor shall either party be liable for indirect, incidental, special or consequential damages for claims arising under this Agreement.

31.      Counterparts.  This Agreement (or the signature pages hereof) may be executed in any number of counterparts; all such counterparts shall be deemed to constitute one and the same instrument; and each of said counterparts shall be deemed an original hereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written

CASTROVILLA, INC.

By: /s/ John Pink
Name:  John Pink
Title:  President

By: G&N Holdings, LLC dba eCORE Technology

/s/ John C. Neuroth
Name:  John C. Neuroth
Title:   Chief Executive Officer

BLUE EARTH INC.

/s/ Johnny R. Thomas
Name: Johnny R. Thomas
Title: CEO & President

GENERAL SUPPLY & SERVICES, INC.

/s/ Jeffrey Pecoroni
Name: Jeffrey Pecoroni
Title: Energy Team General Manager